FOR IMMEDIATE RELEASE

        AUDIOVOX REPORTS FISCAL 2007 FOURTH QUARTER AND YEAR-END RESULTS

HAUPPAUGE, NY, MAY 14, 2007 - Audiovox Corporation (NASDAQ: VOXX) today announced results for its fiscal 2007 fourth quarter and year-ended February 28, 2007.

Audiovox Corporation (the "Company") changed its fiscal year from November 30 to February 28. Annual results for the fiscal 2007 period will be compared to the quarters ended May 31, August 31 and November 30, 2005 and February 28, 2006, respectively. Additionally, fiscal 2007 fourth quarter results will be compared to the prior year period ended February 28, 2006, which was the Company's fiscal 2006 transition period.

Fiscal 2007 Results
The Company reported net sales for fiscal 2007 of $456.7 million, a decrease of 13.3% compared to $526.8 million reported in the comparable prior year period. Net income from continuing operations for the fiscal 2007 period was $3.7 million or $0.16 per diluted share compared to a net loss from continuing operations of $5.8 million or a net loss of $0.25 per diluted share in the comparable prior year-period. Including discontinued operations, the Company reported net income of $2.9 million or income of $0.13 per diluted share in fiscal 2007 compared to a net loss of $8.2 million or a loss of $0.36 per diluted share in the comparable 2006 period.

Mobile Electronics represented 69.5% of net sales or $317.4 million. This was a decrease of 5.4% compared to sales of $335.5 million reported in the comparable prior year period. The decline in mobile electronics sales was due to the absence of Rampage, Prestige and Video-in-a-Bag sales, product lines the Company exited during fiscal 2006. Additionally, sales were adversely impacted by approximately five months of lost sales resulting from the voluntary suspension of XM satellite radio receivers due to an FCC block which has since been removed and lower average selling prices in select mobile multi-media lines. Offsetting these declines were higher sales of Phase Linear, Audiovox Germany, accessories and Code Systems.

Consumer Electronics sales were $139.3 million or 30.5% of total sales, a decrease of 27.2% compared to net sales of $191.3 million reported in the comparable period last year. The decline in sales is related to lower selling prices in the DVD, LCD and Plasma TV categories, which were seen throughout the industry. In anticipation of these pricing declines, the Company limited its exposure, which affected revenue, however it reduced inventory risk and resulted in higher gross profit margins in this category.

Gross margins for fiscal 2007 ended February 28, 2007 were 17.4% compared to 11.5% reported in the comparable 2006 period. The improvement in gross profit margins is a direct result of higher margins in the mobile category and continued improvements in inventory management.

Fiscal 2007 operating expenses were $84.4 million, a decrease of 1.3% compared to $85.5 million in the comparable fiscal 2006 period. While operating expenses decreased from the year ago period, a portion of the decrease was offset by charges related to legal settlement fees, expenses related to the newly acquired Thomson accessory business and payroll benefits that include health plan costs and stock-based compensation expenses.



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



AUDIOVOX REPORTS FISCAL 2007 RESULTS


As of February 28, 2007, the Company had $156.3 million in cash and short-term investments and during the fiscal 2007 period, repurchased 305,100 shares of its Class A common stock.

Patrick Lavelle, President and CEO of Audiovox stated, "This past year was a transition year in which we set out to realign our organization on all fronts. We went from a loss in 2005 to modest profits in 2006 and believe the Company is in a much better position to improve overall profitability than we were last year. With the addition of the accessory business, most notably, the RCA brand worldwide, we now have an accessories group that should post sales of approximately $200 million and at higher gross margins than our traditional business lines. I'm also pleased to report that the assimilation of the acquisition assets, from the product lines, warehouses, systems and personnel into our own operations went very well. There are many efficiencies we expect to realize from this acquisition and with significant financial resources at our disposal, it is our intent to continue to seek acquisitions to fuel growth, lead to operating profits and most importantly, generate value for our shareholders."

Fiscal 2007 Fourth Quarter Results
The Company reported net sales for the fiscal 2007 fourth quarter of $96.1 million, a decrease of 6.7% compared to $103.1 million reported in the comparable prior year quarter. Net loss from continuing operations for the fiscal 2007 fourth quarter was $305,000 or a loss per share of $0.01. This compares to net income from continuing operations of $367,000 or earnings per share of $0.02 in the comparable prior year period.

Including discontinued operations, the Company reported a net loss of $485,000 or a loss per diluted share of $0.02 in the quarter ended February 28, 2007, as compared to net income of $183,000 or net income per diluted share of $0.01 in the similar 2006 period.

Mobile Electronics sales, which represented 81.5% of net sales, were $78.4 million, an increase of 10.6% compared to sales of $70.8 million reported in the comparable prior year period. Mobile sales were impacted by higher sales in Phase Linear, Code Systems and accessories. Consumer Electronics sales, which represented 18.5% of sales, were $17.8 million, a decrease of 44.7% compared to net sales of $32.2 million reported in the comparable period last year. As previously stated, the company intentionally limited exposure to the rapidly decreasing prices in the DVD and LCD categories, which affected sales but reduced post holiday inventory risk.

Gross margins for the period ended February 28, 2007 were 18.8% compared to 15.2% in the prior year period and 16.7% in the fiscal third quarter ended November 30, 2006. Gross margins were favorably impacted by higher margins in the mobile video and mobile multi-media categories, and accessories product lines.

Operating expenses for the fiscal 2007 fourth quarter were $20.7 million as compared to $18.8 million in the comparable fiscal 2006 quarter, which was primarily related to expenses associated with the integration of the newly acquired accessory assets.

Lavelle added, "The December, January and February period is traditionally our lowest quarter, given the post holiday retail slowdown and this quarter matched that trend. Our gross margins continue to improve and we remain focused on returning those margins to more acceptable levels. We believe the changes we have put in place throughout 2006 and into the first quarter will position us to concentrate on product development and maximize our support teams both for the existing operations and future acquisitions. As we move into fiscal 2008, we are optimistic about our Company's market position and growth potential."


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



AUDIOVOX REPORTS FISCAL 2007 RESULTS


Conference Call Information
The Company will be hosting its conference call tomorrow morning on Tuesday, May 15, 2007 at 10:00 a.m. EDT. Interested parties can participate by visiting the Company's website, www.audiovox.com, and clicking on the webcast in the Investor Relations section. For those who will be unable to participate, a replay has been arranged and will be available approximately one hour after the call has been completed and will last for one week thereafter.


                                           REPLAY NUMBER: (888) 286-8010
                                    INTERNATIONAL REPLAY NUMBER: (617) 801-6888
                                               ACCESS CODE: 95019369

About Audiovox
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics products both domestically and internationally under several of its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Safe Harbor Language
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K/A for the fiscal year ended November 30, 2005 and its Form 10-Q for the fiscal third quarter ended November 30, 2006.

Company Contacts
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: gwiener@GWCco.com

                                               - TABLES TO FOLLOW -



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



                      AUDIOVOX CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                           FEBRUARY 28, 2007 AND 2006
                                 (IN THOUSANDS)

                                                                                    2007                   2006
                                                                              ------------------    --------------------
       ASSETS
Current assets:
  Cash and cash equivalents .............................................        $ 15,473                $ 16,280
  Restricted cash .......................................................            --                     1,488
  Short-term investments ................................................         140,872                 160,799
  Accounts receivable, net ..............................................          86,003                  88,671
  Inventory .............................................................         104,972                  96,150
  Receivables from vendors ..............................................          13,935                   9,830
  Prepaid expenses and other current assets .............................          11,427                   5,985
  Income taxes receivable ...............................................             171                   8,498
  Deferred income taxes .................................................           2,492                   2,339
                                                                                 --------                --------
   Total current assets .................................................         375,345                 390,040

Investment securities ...................................................          13,179                  14,709
Equity investments ......................................................          11,353                  11,834
Property, plant and equipment, net ......................................          18,019                  18,799
Goodwill ................................................................          17,514                  16,067
Intangible assets .......................................................          57,874                  11,002
Deferred income taxes ...................................................           1,858                   1,408
Other assets ............................................................             631                   2,153
                                                                                 --------                --------
   Total assets .........................................................        $495,773                $466,012
                                                                                 ========                ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ......................................................        $ 34,344                $ 13,776
  Accrued expenses and other current liabilities ........................          26,564                  17,907
  Accrued sales incentives ..............................................           7,410                   8,512
  Bank obligations ......................................................           2,890                   5,329
  Current portion of long-term debt .....................................           1,524                   1,371
                                                                                 --------                --------
   Total current liabilities ............................................          72,732                  46,895

Long-term debt ..........................................................           5,430                   5,924
Capital lease obligation ................................................           5,676                   5,892
Deferred compensation ...................................................           7,573                   6,569
                                                                                 --------                --------
   Total liabilities ....................................................          91,411                  65,280
                                                                                 --------                --------

Commitments and contingencies

Total stockholders' equity ..............................................         404,362                 400,732
                                                                                 --------                --------
                                                                                 --------                --------
Total liabilities and stockholders' equity ..............................        $495,773                $466,012
                                                                                 ========                ========



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



                      AUDIOVOX CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                QUARTER AND YEAR ENDED FEBRUARY 28, 2007AND 2006
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                          QUARTER            QUARTER               YEAR               YEAR
                                                           ENDED              ENDED               ENDED               ENDED
                                                       FEBRUARY 28,        FEBRUARY 28,        FEBRUARY 28,       FEBRUARY 28,
                                                           2007                2006                2007               2006
                                                      ----------------    ---------------     ---------------    ----------------

Net sales ........................................    $     96,134         $    103,050       $    456,690       $    526,786
Cost of sales ....................................          78,039               87,400            377,371            466,368
                                                      ------------         ------------       ------------       ------------
Gross profit .....................................          18,095               15,650             79,319             60,418
                                                      ------------         ------------       ------------       ------------

Operating expenses:
  Selling ........................................           6,594                6,824             28,220             30,632
  General and administrative .....................          12,238               10,517             48,920             48,643
  Engineering and technical support ..............           1,838                1,468              7,256              6,191
                                                      ------------         ------------       ------------       ------------
   Total operating expenses ......................          20,670               18,809             84,396             85,466
                                                      ------------         ------------       ------------       ------------

Operating income (loss) ..........................          (2,575)              (3,159)            (5,077)           (25,048)
                                                      ------------         ------------       ------------       ------------

Other income (expense):
  Interest and bank charges ......................            (464)                (560)            (1,955)            (2,405)
  Equity in income of equity investees ...........             514                  474              2,937              2,463
  Other, net .....................................           1,426                1,769              6,253              6,894
                                                      ------------         ------------       ------------       ------------
   Total other income ............................           1,476                1,683              7,235              6,952

Income (loss) from continuing operations before
income taxes .....................................          (1,099)              (1,476)             2,158            (18,096)
Income tax  (benefit) expense ....................            (794)              (1,843)            (1,534)           (12,328)
Net income (loss) from continuing operations .....            (305)                 367              3,692             (5,768)
Net (loss) income from discontinued operations,
net of tax .......................................            (180)                (184)              (756)            (2,435)
                                                      ------------         ------------       ------------       ------------
Net income (loss) ................................    $       (485)        $        183       $      2,936       $     (8,203)
                                                      ============         ============       ============       ============

Income (loss) per common share (basic):
  From continuing operations .....................    $      (0.01)        $       0.02       $       0.16       $      (0.25)
  From discontinued operations ...................           (0.01)               (0.01)             (0.03)             (0.11)
                                                      ------------         ------------       ------------       ------------
Net income (loss) per common share (basic) .......    $      (0.02)        $       0.01       $       0.13       $      (0.36)
                                                      ------------         ------------       ------------       ------------

Income (loss) per common share (diluted):
  From continuing operations .....................    $      (0.01)        $       0.02       $       0.16       $      (0.25)
  From discontinued operations ...................           (0.01)               (0.01)             (0.03)             (0.11)
                                                      ------------         ------------       ------------       ------------
Net income (loss) per common share (diluted) .....    $      (0.02)        $       0.01       $       0.13       $      (0.36)
                                                      ------------         ------------       ------------       ------------

Weighted average number of common shares
outstanding (basic) ..............................      22,431,284           22,526,497         22,366,413         22,526,497
                                                      ============         ============       ============       ============
Weighted average number of common shares
outstanding (diluted).............................      22,431,284           22,766,593         22,557,272         22,526,497
                                                      ============         ============       ============       ============



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